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                                                                 EXHIBIT 23.1


                               CONSENT OF ATTORNEYS

   Reference is made to the Registration Statement on Form S-3 of Network Long Distance, Inc.

   I hereby consent to the use of my opinion concerning the legality of the securities being registered dated February 14, 1996 filed as an exhibit to the Registration Statement, and to being named in the Registration Statement as having advised Network Long Distance, Inc. as to the legality of its securities proposed to be sold.

                                        JOHN B. WILLS
                                        Attorney at Law


                                        By:  /s/ JOHN B. WILLS
                                            --------------------------------
                                                 John B. Wills


Denver, Colorado
February 14, 1996